                                                                   EXHIBIT 10.36

                                    GARFIELD
                                    --------
                         PRIME TIME TELEVISION SPECIALS
                         ------------------------------
                                   AGREEMENT
                                   ---------


     This Agreement, dated as of April 1, 1991, with retroactive effect to January 1, 1984, is between Film Roman, Inc. ("Contractor"), 10635 Riverside Drive, Toluca Lake, California 91602, and United Media/Mendelson Productions, 1408 Chapin Avenue, Burlingame, California 94010 ("UM/MP"), a joint venture of
L. M. Greatrace, Inc. and United Feature Syndicate, Inc.

                                    RECITALS
                                    --------

     A. UM/MP contemplates entering into one or more contracts (the "UM/MP-CBS Contracts") with Columbia Broadcasting System ("CBS") to provide CBS certain animated color television specials (collectively, the "Specials") based upon the cartoon character "GARFIELD."

     B. As of the commencement of this Agreement, the Specials covered by this Agreement, and the terms applicable thereto, shall be the Specials and terms set forth in the attached Exhibit A, which is made a part hereof. (It is contemplated by the parties that the number of Specials described in Exhibit A, and the specific requirements and terms applicable to the Specials, may be changed or modified from time to time by mutual agreement of the parties, and that such changes and modifications shall be incorporated in one or more revised Exhibits A, each of which shall be substituted for the Exhibit A then in effect hereunder.)

     C. UM/MP wishes to use the services of Contractor in connection with the production of the Specials, and Contractor wishes to provide such services.

     D. The parties confirm that Contractor has succeeded by novation to all rights and obligations of Phil Roman, d.b.a. Film Roman, and that Contractor is the proper party to this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                      I.

                                DUTIES OF UM/MP
                                ---------------

     1.1 UK/MP agrees to provide to Contractor teleplays and storyboards for the Specials at no cost to Contractor, in accordance with the schedule set forth in the attached Exhibit A.

     1.2 If UM/MP makes any changes in the teleplay of any Special after delivery to Contractor in accordance with the schedule, UM/MP will reimburse Contractor for Contractor's direct out-of-pocket costs caused by such changes. UM/MP will also reimburse Contractor for Contractor's direct out-of-pocket costs, if any, caused by changes in the teleplay, voice-over dialogue, or music after delivery thereof.

     1.3 UM/MP agrees to deliver to Contractor at UM/MP's expense, and in accordance with the mutually agreed-upon schedule set forth in Exhibit A, the numbers of minutes of wall-to-wall music specified in Exhibit A for each Special, for use as part of the soundtrack for such Special. (The above-specified music for the Specials will be referred to herein as the "Music"). Contractor will be responsible for integrating the Music for each Special with the script and video footage into the finished videotape for such Special, as provided in section 2.1 below.

     1.4 UM/MP will deliver to Contractor, at UM/MP's expense, and in accordance with the schedule set forth in Exhibit A, voice-over dialogue for use as part of the soundtracks for the Specials.

     1.5 The parties agree that the number of Specials listed in Exhibit A, and all of the other terms set forth in Exhibit A with respect to the Specials, including schedules of delivery, compensation and payment terms, etc., (a) shall be subject to the UM/MP-CBS Agreements (and the terms thereof), and (b) may be changed from time to time by mutual agreement of the parties, in which event a revised Exhibit A shall be prepared and be substituted for the Exhibit A then in effect hereunder; provided, however, that notwithstanding the foregoing provisions, in the event that CBS cancels a Special which is in production or is to be produced hereunder, UM/MP agrees to pay to Contractor, upon receipt of an itemized statement therefor from Contractor, all direct out-of-pocket costs incurred by Contractor in producing such canceled Special, plus fifteen percent (15%) of such costs through a period ending thirty days after receipt by Contractor of written notice from UM/MP of such cancellation by CBS.

     1.6 UM/MP confirms that it is responsible for all union costs (including, without limitation, SAG and AFM residuals) attributable to elements of Specials furnished by UM/MP, and UM/MP agrees to indemnify and hold Contractor harmless against any claims that might be asserted against Contractor with respect thereto.
                                      II.

                              DUTIES OF CONTRACTOR
                              --------------------

     2.1 Contractor will provide all camera, ink and paint layout, editing, animation, checking, lab processing, titles and credits (the "Services") necessary to create finished, animated videotapes for the Specials, in accordance with the technical specifications attached hereto as Exhibit B (the "Specifications"), and based upon and/or incorporating, as applicable, the following:

          (a) teleplays and storyboards based upon and in accordance with the story outlines, dialogue track, and music track (all as delivered to Contractor by UM/MP hereunder);

          (b) provision of the Services in connection with the creation and development of the finished animated videotapes ("Videotapes") for the Specials listed in Exhibit A, prepared in accordance with the teleplays and storyboard dialogue tracks, and music tracks (all as delivered to Contractor by UM/MP hereunder); and

          (c) hiring or engaging all personnel needed to provide the Services for the Specials.

     2.2 Contractor will deliver to CBS, unless otherwise directed by UM/MP, the completed Videotapes and Soundtracks for the Specials in accordance with the schedule set forth in Exhibit A. The Videotapes and Soundtracks shall meet the Specifications set forth in Exhibit B, and the quality and workmanship thereof shall be equal to or shall exceed that of the previous GARFIELD specials produced by Contractor. Acceptance of the Videotapes and the Soundtracks will be subject to the approval of UM/MP and Paws, Incorporated, such approvals not to be unreasonably withheld. If UM/MP is unable to supply the teleplays, storyboards, music, or voice-over dialogue on the dates set forth in Exhibit A for each Special, the delivery schedule from Contractor to CBS will be adjusted accordingly. UM/MP will reimburse Contractor for any reasonable out-of-pocket costs incurred by Contractor as a direct result of such delays.

     2.3 Except as specifically set forth herein, Contractor will pay all costs and expenses of performing the Services and delivering the products of the Services hereunder.

     2.4 All Services will be performed by or under the direct supervision of Phil Roman or if he is not available for such performance and supervision, by such substitute director as may be designated by Contractor, subject to the advance written approval of UM/MP, which shall not be unreasonably withheld.

     2.5 UM/MP has added Contractor as an additional insured party on UM/MP's Errors and Omissions policies with respect to all acts and omissions by UM/MP or Contractor in connection with the Specials, and has furnished Contractor with a copy of such policies, which Contractor hereby acknowledges having received.

                                     III.

                                 COMPENSATION
                                 ------------

     3.1 Assuming Contractor substantially provides all the Services and Specials called for under this Agreement:

          (a) UM/MP agrees to pay Contractor the lump-sum compensation amount for each Special as specified in Exhibit A, as initial compensation to Contractor to cover the initial two network broadcasts of the Special by CBS pursuant to the UM/MP-CBS Contracts. Each such lump-sum compensation amount shall be payable to Contractor on an installment basis, in accordance with the payment schedule set forth in Exhibit A. In addition, such lump-sum compensation amounts shall be subject to adjustment for increases or decreases in union payments if, and to the extent that, such union adjustment provisions are contained in the applicable UM/MP-CBS Contracts.

          (b)  In addition to the lump-sum compensation amounts provided for in section 3.1(a), UM/MP will pay Contractor in perpetuity twenty-five percent (25%) of the "Net Profits" of UM/MP for each Special (as computed on a Special-by-Special basis and not cross-collateralized unless such cross-collateralization (among GARFIELD programs only) is provided for under any distribution or exploitation agreement which UM/MP has entered into with a third party with respect to such Special), in accordance with the provisions of the "net Profits" definition which is attached hereto as Exhibit C, with respect to the exploitation of the

Special (in the form of an audiovisual presentation only), any place in the world, by means of U.S. network, free or pay cable or syndicated broadcast television (other than the initial two network broadcasts of the Special under the UM/MP-CBS Agreements), or by means of video cassettes, video discs or related home video technology, or by any other means of exhibition, such as theatrical motion pictures in motion picture theaters or other viewing arenas, or by the sale of Cels. Contractor shall not be entitled to receive any share of UM/MP's Net Profits for a Special to the extent such Net Profits are attributable to the exploitation of any subsidiary rights in such Special, including, without limitation, the music, publishing and merchandising rights therein; provided, however, that in the event a process is hereafter invented which permits the incorporation of animated program segments from the Specials in articles of merchandise (such as for example, video games or video toys), the parties agree to negotiate with one another in good faith for the purpose of reaching agreements on a profit participation for Contractor in UM/MP; Net Profits relating to the exploitation of such articles of merchandise. If any Special is combined with other programs for broadcast on television, for release as a theatrical motion picture, or for exploitation in the form of video cassettes, video discs or related video technology (collectively, a "Package"), Contractor will receive compensation equal to twenty-five percent (25%) of UM/UMP's "Net Profits" with respect to such Package, multiplied by a fraction, the numerator of which is the total playing time of the Specials in the Package and the denominator of which is the total playing time of all programs in the Package. To the extent sales or use taxes are applicable to the transaction between UM/MP and Contractor under this Agreement, UM/MP will pay all such taxes. If and to the extent that UM/MP receives no "Net Profits" from the exploitation of a Special in the manner described herein, UM/MP will have no obligation to pay Contractor any amounts under this section 3.1(b). Further, subject to the provisions of section 8, UM/MP shall have no obligation to pay Contractor any amounts under this Agreement with respect to any Special if UM/MP rightfully terminates this Agreement pursuant to section 8.2, below, before Contractor has provided substantially all the Services it is required to provide under this Agreement with respect to the Special in question.

     3.2 Subject to the terms set forth in this section 3, UM/MP will pay Contractor all sums due under section 3.1(a) by the agreed due dates see forth in Exhibit A. UM/MP will pay Contractor all sums due under section 3.1(b) within thirty (30) days after the end of each calendar quarter in which UM/MP has any "Net Profits" for any Special. Each payment will be accompanied by an accounting setting forth in detail, and on a cumulative annual basis, the terms on which Net Profits have been computed by UM/MP on a Special-by-Special basis. Contractor shall also be entitled to receive semiannual reports from UM/MP with respect to any periods in which no Net Profits are payable to Contractor hereunder.

     3.3 For as long as UM/MP continues to receive revenues for any of the Specials, and for three years thereafter, UM/MP will maintain accurate books and records concerning the Specials. Upon seven days written notice to UM/MP, Contractor or its authorized representatives may inspect and copy such books and records at its own expense, provided that no more than one such inspection is made in any one (1) calendar year.

                                      IV.

                             ASSIGNMENT OF RIGHTS
                             --------------------

     4.1 Contractor will acquire from all parties whose services are used by Contractor in rendering the Services hereunder an absolute, worldwide, perpetual assignment to Contractor of all rights of such persons, including copyrights and renewal copyrights, in and to the Specials and the product of the Services. Subject to Contractor's continuing rights to receive compensation from UM/MP hereunder, Contractor hereby assigns and transfers absolutely to UM/MP's designee, UNITED FEATURE SYNDICATE, INC. ("UFS"), in perpetuity, all of Contractor's worldwide right, title, and interest (including, without limitation, the copyrights and renewal copyrights therein) whether now or hereafter existing, in and to the Specials (and all works of authorship incorporated therein, such as the teleplays, storyboards, the Soundtracks and the Videotapes). At UM/MP's or UFS's request, Contractor will execute such further documents as are reasonably necessary to enable UFS to obtain the full benefit of and protect the rights herein assigned and transferred. Contractor hereby waives all moral rights, if any, in and to the Services rendered hereunder and the products thereof.

                                      V.

                                    CREDITS
                                    -------

     5.1 Assuming Contractor provides substantially all of the Services and products thereof called for under this Agreement, Contractor will receive corporate credit in the main titles as the corporate producer of the Specials. In addition, Phil Roman (or such other individual as Contractor may designate) shall receive appropriate credit, in the manner set forth below, as the individual producer and director of the Specials. Contractor's name shall appear in the same size and degree as UM/MP's name in all paid advertising' materials for the Specials. In addition, the end titles for the Specials will specify that each Special is "A Film Roman, Inc. Production In Association with United Media/Mendelson Productions." All parties will mutually agree in good faith on the form and content of the other credits used in the main and end titles. No casual or inadvertent failure to comply with the provisions of this paragraph will constitute a breach of this Agreement. Either party may give notice in writing of a failure to comply with the provisions of this paragraph. Upon receipt of such notice, a party will use its diligent efforts to cure such breach prospectively with respect to prints of the Specials made after the date of such notice; no action need be taken with respect to prints of the Specials made before the date of such notice, and such prints may be distributed without restriction.

                                      VI.

                REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION
                -----------------------------------------------

     6.1 Contractor warrants that all Services provided to UM/MP in connection with the Specials will be performed in a first class and professional manner and in accordance with the standard of care, skill, and diligence employed by Contractor with respect to work performed by Contractor on the previous GARFIELD specials it has produced.

     6.2 Contractor warrants that to the best of its knowledge none of the Services or products thereof (including, without limitation, works of authorship) which it has provided or will provide to UM/MP under this Agreement has infringed or does or will infringe any personal or property right of any third party. Specifically, and without limiting the generality of the foregoing sentence, Contractor warrants that it has obtained (and will in the future obtain) from all persons whose services are used or will be used by Contractor in rendering the Services hereunder an exclusive worldwide assignment to Contractor of all rights of such persons, including copyrights and renewal copyrights, in and to the Specials and the product of the Services.

     6.3 UM/MP warrants that all Materials, including, but not limited to, the teleplays, music soundtracks, and voice-over dialogue supplied or to be supplied by UM/MP to Contractor for the Specials does not and will not infringe the right, title, or interest of any third party.

     6.4 UM/MP agrees to defend, indemnify, and hold Contractor harmless from and against any and all damages, liabilities, costs and expenses (including, but not limited to, attorneys' fees) incurred by Contractor as a result of any claim, judgment or proceeding against Contractor arising solely (a) out of the negligence of UM/MP, or (b) out of a breach by UM/MP of the agreements and warranties made by UM/MP in this Agreement; provided that Contractor promptly notifies UM/MP in writing of any such claim, judgment or proceeding, tenders to UM/MP the opportunity to settle such claim, judgment or proceeding at UM/MP's expense, and cooperates with UM/MP in settling such claim, judgment or proceeding.

     6.5 Contractor agrees to defend, indemnify, and hold UM/MP harmless from and against any and all damages, liabilities, costs and expenses (including, but not limited to, attorneys' fees) incurred by UM/MP as a result of any claim, judgment or proceeding against UM/MP arising solely (a) out of the negligence of Contractor, or (b) out of Contractor's breach of the agreements and warranties made by Contractor under this Agreement; provided that UM/MP promptly notifies Contractor of any such claim, judgment or proceeding in writing, tenders to Contractor the opportunity to settle such claim, judgment or proceeding at Contractor's expense and cooperates with Contractor in settling such claim, judgment or proceeding.

                                      VII.

                             INDEPENDENT CONTRACTOR
                             ----------------------

     7.1 In providing Services and products thereof hereunder, Contractor will operate as and have the status of an independent contractor and neither Contractor nor any of his agents or employees will act as or be an agent or employee of UM/MP. For this reason all of Contractor's activities will be at Contractor's own risk, and Contractor will not be entitled to Workers' Compensation or similar benefits or other insurance protection by UM/MP, other than as provided in section 2.5. With the exception of errors and omission insurance, Contractor will make its own arrangements, as it sees fit, for insurance covering losses sustained in connection with providing Services and products thereof hereunder, including hospital and medical costs in connection with any injury or illness, including that of Phil Roman.

     7.2  Confidentiality.  Contractor will not disclose to any third person,
          ---------------
except where necessary to the rendering of Services hereunder, the involvement of UM/HP in the creation, development, production, and sale of the Specials.

                                     VIII.

                                  TERMINATION
                                  -----------

     8.1 This Agreement will be and remain in effect from the date first see forth above until it is terminated by the mutual written consent of both parties or until terminated pursuant to section 8.2 below.

     8.2 Either party may terminate this Agreement in the event the other party substantially breaches a material provision hereof and has not commenced a cure of such breach within ten days after its receipt of written notice of breach by the aggrieved party and pursued such cure to a prompt resolution of the matter.

     8.3 In the event Phil Roman is unable to perform the Services required under section 2.4 due to death, disability, or incapacitation, Contractor will designate a qualified person to perform Roman's duties and informs UM/MP; such designation shall be subject to the advance written approval of UM/MP, which shall not be unreasonably withheld.

     8.4 The provisions of sections 2.3 and 5.1 and all of Sections VI and IX will survive the termination of this Agreement. Obligations under Section III incurred prior to termination shall also survive termination.

     8.5 The termination of Contractor's right to produce Specials hereunder shall not terminate Contractor's continuing right to receive compensation hereunder for previously produced Specials, and such compensation right may not be affected by any such termination.

                               IX.  MISCELLANEOUS

     9.1  Entire Agreement.  This Agreement with its exhibits contains the
          ----------------
entire understanding of the parties with respect to the subject matter herein. There are no promises, covenants or undertakings other than those expressly set forth herein. This Agreement may not be modified except by a written agreement entered into between UM/MP and Contractor.

     9.2  Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder will be deemed to be properly given when deposited in the United States mail, return receipt requested, to the addresses set forth above in this Agreement, or to such other addresses as the parties may from time to time designate in a writing delivered pursuant to this section 9.2.

     9.3  Non-Waiver.  The failure of either party at any time to require
          ----------
performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     9.4  Severability.  If any term, provision, covenant or condition of this
          ------------
Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

     9.5  Headings.  The section heading in this Agreement are solely for
          --------
convenience and shall not be considered in its interpretation.

     9.6  Controlling Law.  This Agreement will be governed in all respects by
          ---------------
the laws
of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     9.7  Assignment.  No party hereto may assign this Agreement, or any of its
          ----------
rights or obligations hereunder, without the written approval of the other parties, except that no such approval is required with regard to (a) an assignment by Contractor to a third party of Contractor's right to receive payment hereunder, or (b) an assignment to a third party into which a party is merged, or (c) an assignment to a surviving entity in the case of a corporate reorganization not involving a change in control. Subject to the above restrictions on assignment, this Agreement will inure to the benefit of and bind the successors and assigns of the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                   FILM ROMAN, INC.


                                   By  /s/ Phil Roman
                                     -------------------------------------------
                                           Phil Roman


                                   UNITED MEDIA/MENDELSON PRODUCTIONS, a Joint venture, by


                                   UNITED FEATURE SYNDICATE, INC.


                                   By  /s/ Robert R. Metz, President
                                     -------------------------------------------
                                           Robert R. Metz, President


                                   L. M. GREATRACE, INC.


                                   By  /s/ Lee Mendelson, President
                                     -------------------------------------------
                                           Lee Mendelson, President

                                   Exhibit C

                           DEFINITION OF NET PROFITS
                           -------------------------
                              PRIME TIME SPECIALS
                              -------------------


     The terms of this Exhibit and Schedule I hereto and are part of and are incorporated in the foregoing Option Agreement (the "Agreement") between Film Roman, Inc. (the "Participant") and United Media/Mendelson Productions (the "Producer") relating to each television Program ("Motion Picture" for purposes of the following provisions) described in the Agreement. If there is any inconsistency between the terms of this Exhibit A and Schedule I and the Agreement, the provisions of the Agreement shall control.

     1.   Definition of Net Profits.
          -------------------------

          1.1 The term "Net Profits" from the Motion Picture as used herein shall mean the Gross Receipts (as defined in Paragraph 2 below) remaining after the deduction therefrom on a continuing basis of the "Distribution Fees" (as defined in Paragraph 3 below), the "Distribution Expenses" (as defined in Paragraph 4 below) and the "Production Expenses" (as defined in Paragraph 5 below, and subject to the special limitations set forth therein).

          1.2 Notwithstanding anything to the contrary herein, if the Producer enters into an agreement with a person, firm or corporation who provides the financing, production, sale and/or distribution of the Motion Picture and such agreement contains a definition of "Net Profits" and/or provisions for accounting and payment thereof which are different from those provisions contained herein, such definition and provisions in such other agreement shall, at the Producer's election, be substituted for those provisions contained in this Exhibit A. It is agreed that in such event the Producer's and the Participant's share of Net Profits shall be computed in accordance with the same definition.

     2.   Gross Receipts.  The "Gross Receipts" from the Motion Picture shall be
          --------------
deemed to mean the following:

          2.1 There shall be included the actual gross payments collected in the United States in United States dollars from the exploitation of the Motion Picture in any country of the world by (a) the distributor of the Motion Picture to whom the Producer has granted distribution rights in and to the Motion Picture, or (b) the Producer, if the Producer itself distributes the Motion Picture, in any medium now or hereafter known; and relating to any component or element of the Motion Picture or the exercise by Producer of any of its allied, subsidiary or ancillary rights in the Motion Picture; subject to the express exclusions and limitations set forth in the Agreement; provided that, subject to local currency restrictions and regulations, the Producer shall use its best efforts to convert all receipts into U.S. Dollars and to remit the same to the United States.

          2.2  There shall not be included any of the following:

               2.2.1 The receipts of any television network or stations, theatre, or any other exhibitor or user of the Motion Picture, or rights therein or derived therefrom in any medium, and only the license fee or rental paid by such user to the Producer or distributor of the Motion Picture shall be included in the Gross Receipts:

               2.2.2 In any territory where the Producer and/or distributor make an outright sale or license of the Motion Picture to a person, firm or corporation under arrangements where the gross receipts of such person, firm or corporation may not be known to the Producer and/or distributor, any sums received by such person, firm or corporation shall not be included in the Gross Receipts, and only the sale price or license fee received by the Producer or distributor shall be included in the Gross Receipts;

               2.2.3 The amounts of any tariffs, import, export or sales taxes, imports or duties, quota fees or import permit fees, or fees or taxes which are based on receipts from the Motion Picture as transmitted to the Producer and/or distributor, other than net income and corporation franchise taxes;

               2.2.4  The amounts of any advances or deposits until earned;

               2.2.5 The amounts of any refunds or rebates by the Producer and/or distributor;

     3.   Distribution Fees.  The "Distribution Fees" in connection with the
          -----------------
Motion Picture shall be deemed to mean the following:

          3.1 All third-party distributors', subdistributors', and/or agents' fees charged to the Producer, plus a fee to the Producer in an amount not to exceed ten percent (10%) of the Gross Receipts for arranging and for supervising distribution by such third parties; but subject to the limitation that all such Distribution Fees (including any fees payable to Producer under this subparagraph 3.1) shall not exceed, in the aggregate, 40% of Gross Receipts; and/or

          3.2 If, in any particular medium, the Producer (or any affiliate, subsidiary or other related or controlled entity of Producer) licenses rights in the Motion Picture directly to the user thereof, in lieu of the Distribution Fees pursuant to Paragraph 3.1 above, fees to the Producer in the amounts set forth on Schedule I attached hereto and incorporated by reference herein.

     4.   Distribution Expenses.  The "Distribution Expenses" in connection with
          ---------------------
the Motion Picture shall be deemed to mean and include all actual costs, charges and expenses of distributing, marketing, advertising and exploiting the Motion Picture in any medium anywhere in the world, including, but not limited to, the following: trade association fees, the cost of prints, transportation, shipping and delivery, advertising, publicity, dubbing, titling, taxes, import licenses and visa fees, residual payments required by any union or guild, performing rights fees (to the extent paid by the Producer or distributor); the amounts, if any, spent in connection with the preservation, insuring, storing and/or recovery of the Motion Picture or the recovery of any rents, income or profits thereof, including, without limitation, checking expenses and/or collection costs, costs of obtaining and protecting copyright on and in the Motion Picture, reasonable accounting and legal fees, and the cost of litigation, including settlements, if any; to the extent not included in Production Expenses, any deferments and shares of gross receipts of the Motion Picture, or any compensation measured by such gross receipts, which is payable to or retained by any third party in consideration for services and/or materials actually supplied in connection with the Motion Picture and/or in consideration of financing, or providing financing for the Motion Picture, provided, however,
                                                             --------  -------
that, except for any profit participation and/or residual rights payable to Henrienzo, Inc. (Lorenzo Music), there shall not be deducted any shares of the Net Profits or Gross Receipts from the Motion Picture or any compensation measured by such shares of the Net Profits or Gross Receipts, unless otherwise expressly provided for in the Agreement; and all other costs and expenses which distributors may be authorized or permitted to deduct and retain under and pursuant to the terms of any distribution agreement with any distributors of the Motion Picture.

     5.   Production Expenses.  If with respect to any Motion Picture to be
          -------------------
produced under the Agreement, the Producer and Participant, by express terms set forth in an amendment to the Agreement, agree that the Production Expenses (or any portion of the Production Expenses) of such Motion Picture shall be deducted in computing the Net Profits of such Motion Picture hereunder, the following terms shall be applicable. The "Production Expenses" of the Motion

Picture shall be deemed to mean all costs, charges and expenses actually incurred or expended in connection with the preparation, production, completion and delivery of the Motion Picture fully cut, edited and scored (calculated according to accounting practices customarily employed in the motion picture industry in the United States), and shall include, but shall not be limited to, the following: Payments for acquisition of underlying rights, preparation of screenplays, preproduction expenses, producers' fees (including, without limitation, payments to the Producer for supplying actual services of production personal, including, without limitation, executive producers, producers, production managers or production assistants), directors' fees, actors' fees, retroactive and deferred items of cost, charges for studio space; studio facilities, studio overhead, laboratory and sound services and facilities, location expenses, travel and living expenses in connection with preproduction, production and postproduction activities, reasonable legal and accounting charges, interest charges actually paid to a third party (other than a bank or other financial institution) for financing for the Motion Picture supplied by or through such third party, and for financing supplied by the Producer, interest charges to the Producer at one (1) percentage point over the higher of (a) the prevailing prime commercial interest rate then in effect, or (b) the effective interest rate charged the Producer by a bank or other financial institution for such financing (it being understood that all of the foregoing interest charges are subject to reduction to the maximum legal interest rate if such interest charges are in excess of the maximum legal rate), an overhead charge by the producer in the amount of seven and one-half percent (7- 1/2%) of the negative cost of the Motion Picture (such negative cost to be computed excluding such overhead charge and interest charges but including all deferments payable in connection with the Motion Picture which are fixed obligations in a definite amount), and all other costs of materials, services, facilities, duties, insurance and taxes (other than income, franchise and like taxes) in connection with production of the Motion Picture.*

6.   Statements, Profit Payments, and Records.
     ----------------------------------------

     6.1 The Producer agrees to furnish the Participant semi-annually for a period of 24 months from and after the Producer's semi-annual accounting period in which the Producer first collects any of the "Gross Receipts" after completion and delivery of the Motion Picture, and thereafter annually, with a statement showing the Net Profits from the Motion Picture, if any. Each such statement shall show in detail the Gross Receipts and the deductions permitted hereunder, including changes, if any, in the Production Expenses of the Motion Picture. Losses in one accounting period may be charged against profits in any subsequent accounting period. The Producer agrees, concurrently with the delivery of such statements, to pay to the Participant any sums to which the Participant may then be entitled pursuant to the Agreement to which this Exhibit A is attached. A reasonable sum may be retained from Net Profits of one or more accounting periods to establish a reserve for reasonably anticipated future Distribution Expenses, unbilled Production Expenses, and/or reasonably anticipated losses which may be incurred during subsequent accounting periods within two years from the end of the accounting period in which such reserve is retained. In the event such anticipated expenses or losses do not occur within said two-year period, the reserve amount in question shall be released from the reserve account. All reserve accounts shall affect the rights of Participant and all other Net Profits participants on a proportional basis. Each statement shall be furnished to the Participant within 90 days after the close of the period for which such report is made. Notwithstanding the foregoing, it is agreed that statements as specified in this Paragraph 6.1 are to be rendered only

___________________

* Absent a written amendment of this Agreement to the contrary, each party shall bear its own production overages and such deficits shall not be deducted in computing net profits.

for periods during which  actual expenses are incurred or collections are made.

     6.2 The Producer agrees to maintain full and complete records of all transactions had by it in connection with the distribution and exploitation of the Motion Picture in any medium, and if at any time within 24 months after the mailing of any statement, the Participant shall elect to question the accuracy of the same and shall so notify the Producer in writing, the Participant shall have the right employ, at the Participant's expense, a firm of certified public accountants experienced in the motion picture business to examine and to audit the Producer's records and accounts, no more than once each calendar year, insofar and only insofar as they relate to the Motion Picture and such distribution and exploitation. The Participant's representative shall have the right, at Participant's expense, to take excerpts from, and make copies of, such records and accounts. The Participant shall give the Producer not less than two weeks prior written notice of any such audit, and such audit will be continuous from start to finish, and shall be completed within a reasonable period of time after it is commenced. The right of the Participant to inspect the records and accounts of the Producer shall be limited to the rights granted the Participant in this Paragraph 6.2. The Producer agrees to reimburse the Participant for the reasonable costs of any audit undertaken hereunder by the Participant if the results of such audit establish that the amount of net profits actually paid to the Participant during any accounting periods covered by such audit was less, by more than ten percent (10%), in the aggregate, the amounts of Net Profits to which the Participant was entitled for such accounting periods, in the aggregate.

     6.3 Nothing herein contained shall be deemed to give the Participant the right to go into any matters or items which make up any of the items contained in any such statement, if inquiry into the same shall require an examination of the Producer's records or books after the expiration of 24 months from and after the mailing to the Participant of any statement questioned by the Participant. The Participant shall be forever barred from maintaining or instituting any action or proceeding based upon, or involving, or in any way relating to, or pertaining to, or concerning any transactions had by the Producer or the distributors of the Motion Picture, or their licensees, in connection with the Motion Picture and the accounting embraced in any statement delivered hereunder or the accuracy of any item appearing therein, unless such written objection shall have been delivered by the Participant to the Producer within the 12-month period mentioned in Paragraph 6.2.

     6.4 All accounting and payments made by the Producer shall be upon sums actually collected by the Producer and/or the distributors of the Motion Picture, in the United States in United States dollars, in connection with the distribution and exploitation of the Motion Picture in any medium in any country of the world. A uniform accounting system will be used hereunder. The Producer and the distributors of the Motion Picture shall in any event have the right to deduct bad accounts, cancellations, allowances, rebates, refunds or nonpayments of billings.

     6.5 It is the intention of the parties to this Agreement that (a) nothing herein contained shall be deemed to mean that any monies due or payable to the Participant hereunder are held in trust by the Producer or the distributors of the Motion Picture for the Participant, and (b) the Producer and the distributors of the Motion Picture shall have the right to commingle any part or portion of the monies payable to the Participant based on the Net Profits from the Motion Picture which may be received by the Producer or the distributor of the Motion Picture with any of their own monies, the Producer being indebted to the Participant only for the amounts to which the Participant is entitled hereunder.

     7.   Complete Disposition of Rights.  Notwithstanding anything to the
          ------------------------------
contrary contained herein, but subject to the prior written approval of the Participant (which shall not be unreasonably withheld), the Producer shall have the right, in its sole discretion, to sell or otherwise dispose of any or all of its rights in the Motion Picture to any person, firm or corporation. If the Producer elects to exercise such right, such sale or other disposition shall be at arm's length and shall be made either "subject to the rights of the Participant," or "including all the rights of the Participant," as follows:

          7.1 A sale or other disposition "subject to the rights of the Participant" shall occur if the purchaser or acquirer of the Motion Picture or rights therein assumes the executory obligations of the Producer to the Participant hereunder in connection with the future distribution and other exploitation of the Motion Picture or such rights by or under authority from such purchaser or acquirer. Upon the assumption o(Pounds) such obligations by such purchaser or acquirer, the Producer shall be released from any further obligations to the Participant with respect to the payment of any share of the Net Profits from the Motion Picture to the extent such share is measured by receipts in the hands of such purchaser or acquirer. If the Producer makes any sale or other disposition subject to the rights of the Participant, then the purchase price or other consideration received by the Producer from such purchaser or acquirer shall not be included in computing the Gross Receipts and shall be retained solely by the Producer.

     7.2 A sale or other disposition "including all the rights of the Participant" shall occur if the Producer sakes such sale or other disposition without obtaining the agreement of the purchaser or acquirer to assume the Producer's executory obligations to the Participant hereunder. If the Producer makes such sale or other disposition, the Gross Receipts shall not include any sums collected by such purchaser or acquirer thereafter, and all rights of the

Participant to receive any portion of such suns shall thereupon be deemed to terminate automatically. Notwithstanding such termination, the Producer shall account to the Participant pursuant to Paragraph 6 above for all Net Profits received by the Producer prior to such termination, and in computing such Net Profits, any suns received by the Producer from such sale or other disposition shall be included in the Gross Receipts.

     7.3 If any sale or other disposition pursuant to Paragraphs 7.1 or 7.2 above does not include all of the Producer's rights in the Motion Picture, then the Producer shall continue to account to the Participant hereunder with respect to any rights it retains in the Motion Picture.

The provisions of Sections 7.1, 7.2 and 7.3 shall not apply with respect to an exclusive license, as distinguished from an outright sale or assignment, of any of the Producer's rights in the Motion Picture.

                                   SCHEDULE I
                                   ----------

     Distribution fees for actual distribution services by the Producer shall be the following percentages of the Gross Receipts:

     (a)  Theatrical Release of the Motion Picture in the United States and
Canada:  30%.

     (b)  Theatrical Release of the Motion Picture in the United Kingdom:  35%.

     (c)  Theatrical Release of the Motion Picture elsewhere in the world:  40%.

     (d) For any repeat Network Exhibition of the Motion Picture in the United States after the initial and repeat network broadcasts of the Motion Picture as provided for in the Agreement: 0%. "Network Exhibition" means the exhibition of the Motion Picture over a United States free commercial national television network.

     (e) From Non-Network Exhibition of the Motion Picture: 10%. "Non-Network Exhibition" terms any exhibition of the Motion Picture on United States or foreign television, other than a United States Network Exhibition, but including any exhibition of the Motion Picture on cable, pay cable, direct broadcast, or subscription television in the United States or any foreign countries.

     (f) From Distribution of the Motion Picture by means of Home Video Devices (including videocassettes, video discs and other similar or dissimilar formats, whenever devised):

          (1) If Producer directly manufactures and sells or rents Home Video Devices in the United States, a sum equal to twenty-five percent (25%) of the monies received by Producer.

          (2) If Producer directly manufactures and sells or rents Home Video Devices outside the United States, a sum equal to twenty-five percent (25%) of the monies received by Producer, after deduction of foreign agent's fees and commissions, if any.

          (3) All monies received with respect to the marketing of such Home Video Devices shall be subject to the following deductions: (a) all adjustments, such as returns for defective Videocassettes, and other credits, allowances, rebates and refunds; (b) deposits, advances and periodic payments until earned or forfeited; (c) sales, excise and remittance taxes, however denominated, and duties; and (d) any other deductions which are provided for in any agreement which Producer enters into with a third party for the distribution of the Home Video Devices.

     (g)  From all other sources:  40%.